UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2023

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MSEX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In Middlesex Water Company’s (the Company) Annual Report on Form 10-K for the fiscal year ended December 31, 2022, originally filed with the Securities and Exchange Commission (the SEC) on February 24, 2023 (the 2022 Form 10-K), the Company indicated and reported that, based on its assessment at such time, its internal controls over financial reporting were operating as designed and were effective. The 2022 Form 10-K included Baker Tilly US LLP’s (Baker Tilly) Report of Independent Registered Public Accounting Firm dated February 24, 2023, that concluded “in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control – Integrated Framework: (2013) issued by COSO.”

Subsequent to the issuance of the Company’s 2022 Form 10-K, the Company’s independent registered public accounting firm, Baker Tilly, conducted a routine internal quality review of its integrated audit of the Company’s 2022 consolidated financial statements and internal control over financial reporting as of December 31, 2022. As a result of this review, Baker Tilly re-examined the Company’s information technology general controls (ITGCs) in the areas of user access and change management over certain information technology (IT) systems that support the Company’s financial reporting processes. Certain of those controls were found to be deficient because of a lack of sufficient IT control processes designed to prevent or detect unauthorized changes in applications and data in selected IT environments. It has therefore been concluded that automated and manual process controls dependent on ITGCs were not effective. On November 1, 2023, the Company determined, and Baker Tilly concurred, that the ITGCs deficiency and the resulting impact on other controls constitutes a material weakness in the Company’s internal control over financial reporting as of December 31, 2022. As the material weakness was recently determined to exist, remediation has not yet occurred and, therefore, management has determined that such material weakness persists, including through the subsequent quarterly periods in 2023.

Notwithstanding the newly identified material weakness referred to above, management, including our principal executive officer and principal financial officer, believe that the financial statements contained in the 2022 Form 10-K and the Form 10-Qs for the quarterly periods ended March 31, 2023 and June 30, 2023 continue to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company for all periods presented in accordance with accounting principles generally accepted in the United States of America.

On November 1, 2023, the Company was informed by Baker Tilly that it intends to revise its Report of Independent Registered Public Accounting Firm dated February 24, 2023 to reflect the newly identified material weakness and that the Company did not maintain effective internal control over financial reporting as of December 31, 2022.

The Company intends to (1) file an amendment to the 2022 Form 10-K to (i) replace Baker Tilly’s audit report with the revised audit report included in Part II, Item 8 to reflect the newly identified material weakness as of December 31, 2022, (ii) amend the Company’s disclosure on controls and procedures included in Part II, Item 9A, and (iii) amend Part IV – Item 15 Exhibits and Financial Statement Schedules to include currently dated certifications from the Company’s Chief Executive Officer and Chief Financial Officer as required by Section 302 and 906 of the Sarbanes-Oxley Act of 2002, and (2) amend each of the Form 10-Qs filed by the Company for the quarterly periods ended March 31, 2023 and June 30, 2023 to (i) revise its disclosure on controls and procedures included in Part I Item 4, and (ii) amend Part II – Item 6 Exhibits to include currently dated certifications from the Company’s Chief Executive Officer and Chief Financial Officer as required by Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

Based on the foregoing, both management’s assessment and Baker Tilly’s report on internal control over financial reporting as of December 31, 2022, as filed in the 2022 Form 10-K, and management’s assessment on internal control over financial reporting as of March 31, 2023 and June 30, 2023, should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/A. Bruce O’Connor
A. Bruce O’Connor
Sr. Vice President, Treasurer and
Chief Financial Officer

Dated: November 2, 2023